Exhibit 4.9

          EXERCISABLE ONLY DURING THE SPECIFIED PERIODS SET OUT HEREIN

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER U.S. SECURITIES LAWS.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, ANY OTHER SECURITIES COMMISSION OR REGULATORY AUTHORITY AND MAY ONLY BE TRANSFERRED OR RESOLD IN COMPLIANCE WITH THE SECURITIES LAWS APPLICABLE IN THE JURISDICTION IN WHICH SUCH TRANSFER OR RESALE IS TO BE EFFECTED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 24, 2003.

                      WARRANTS TO PURCHASE COMMON SHARES OF

                             APOLLO GOLD CORPORATION

                                                         NUMBER OF COMMON
                                                         SHARE PURCHASE WARRANTS
WARRANT CERTIFICATE                                      REPRESENTED BY THIS
NUMBER  ______                                           CERTIFICATE _____

THIS CERTIFIES THAT, for value received, _________________________, (the "Holder") is entitled, at any time prior to the Expiry Time (as hereinafter defined), to purchase at the Exercise Price (as hereinafter defined) one fully paid, validly issued and non-assessable Common Share (as hereinafter defined) in the capital of Apollo Gold Corporation (the "Corporation") for each whole Warrant (as hereinafter defined) evidenced hereby, by surrendering to the Corporation at its principal office in the City of Toronto, Ontario, Canada, this Warrant together with a Subscription Form (as hereinafter defined), duly completed and executed, and cash or a certified cheque, money order or bank draft payable to or to the order of the Corporation for an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set out below.

1.     DEFINITIONS
       -----------

In this Warrant, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

     (a) "Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which the principal banking institutions are closed in Toronto, Ontario;

     (b) "Common Shares" means the common shares in the capital of the Corporation as such shares are constituted on the date hereof, as the same may be reorganized or reclassified pursuant to any of the events set out in Section 11 hereof;

     (c) "Corporation" means Apollo Gold Corporation and its successors and assigns;

     (d) "Current Market Price" at any date, means, the average closing price of the Common Shares on the Toronto Stock Exchange or if the Common Shares in respect of which a determination of current market price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors of the Corporation, for the 5 consecutive Trading Days prior to the applicable date and if the Common Shares have not traded during such period, then the current market price shall be as determined by the directors of the Corporation acting reasonably and in good faith;

     (e) "Equity Shares" means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends;

     (f) "Exercise Price" means $3.25 in lawful currency of Canada per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section 11 hereof, in which case it shall mean the adjusted price in effect at the time of exercise;

     (g)  "Expiry Time" means 5:00 p.m. (Toronto time) on December 23, 2006;


     (h) "Holder" means the registered holder of this Warrant or any additional Warrant certificates issued by the Corporation pursuant to the terms hereof;

     (i) "person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative or any group or combination thereof;

     (j) "Subscription Form" means the form of subscription annexed hereto as Schedule "A";

     (k) "Trading Day" means any day on which the Common Shares are listed and posted for trading on the Toronto Stock Exchange and such exchange is open for business or, if not listed and posted for trading on such exchange, on a stock exchange or quotation system on which no cease trading or similar order is in effect with respect to the Common Shares;

     (m) "Warrants" means the warrants to purchase Common Shares, having the attributes and issued pursuant to the terms and provisions set out hereunder; and

     (n) "Warrant Transfer Form" means the form of warrant transfer annexed hereto as Schedule "B".

2.   EXPIRY  TIME
     ------------

After the Expiry Time, all rights under any outstanding Warrants evidenced hereby, in respect of which the rights of subscription and purchase herein provided for shall not have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3.   EXERCISE  PROCEDURE
     -------------------

     (a) The Holder may exercise its right of purchase hereunder in whole or in part at any time at or prior to the Expiry Time by surrendering or delivering to the Corporation prior to the Expiry Time at its principal office in Toronto, Ontario, Canada (i) this Warrant with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, and (ii) cash or certified cheque, money order or bank draft payable to or to the order of the Corporation in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made.

     (b) Any Warrant and cash, certified cheque, money order or bank draft referred to in the foregoing subsection 3(a) shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office in the manner provided in Section 26.

4.   ENTITLEMENT  TO  CERTIFICATE
     ----------------------------

Upon delivery and payment as provided for in Section 3, the Corporation shall cause to be issued to the Holder the Common Shares subscribed for and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be issued and delivered to the Holder at the address or addresses specified in the Subscription Form as soon as practicable, but in any event, not later than five Business Days following such delivery and payment.

5.   ASSIGNMENT  OR  TRANSFER  OF  WARRANT
     -------------------------------------

Subject to compliance by the Holder with any applicable resale restrictions and any other applicable laws and regulatory requirements, the Corporation acknowledges and agrees that these Warrants may be assigned or transferred by the Holder at the Holder's option. It is the sole responsibility of the Holder to ensure that all such restrictions, laws and regulatory requirements have been observed. Upon any permitted assignment or transfer, the Holder shall furnish the Corporation with this certificate and a Warrant Transfer Form and such other information regarding the transferee as the Corporation may reasonably require to register these Warrants in the name of the transferee and the Corporation shall execute and deliver a new Warrant certificate in the name of the transferee named in such Warrant Transfer Form for the number of unexercised Warrants and this certificate shall be promptly cancelled.

6.   PARTIAL  EXERCISE  AND  EXCHANGES
     ---------------------------------

The Holder may subscribe for and purchase a number of Common Shares which is less than the number it is entitled to purchase pursuant to this Warrant. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall also be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares which it continues to be entitled to purchase pursuant to this certificate.

This Warrant is also exchangeable, without expense, from time to time, upon surrender hereof by the Holder, for new Warrant certificates of like tenor representing in the aggregate the same number of Warrants under the Warrant certificate so surrendered.


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                                      - 4 -

7.   NO  FRACTIONAL  SHARES
     ----------------------

Notwithstanding any adjustment provided for in Section 11, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder.

8.   NOT  A  SHAREHOLDER
     -------------------

Nothing in this certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.   NO  OBLIGATION  TO  PURCHASE
     ----------------------------

Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Common Shares except those Common Shares in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

10.  COVENANTS
     ---------

     (a) The Corporation covenants that (i) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase provided for herein and (ii) all Common Shares which shall be issued upon the exercise of the right to purchase provided for herein, upon payment of the Exercise Price therefor, shall be issued as fully paid and non-assessable.

     (b) The Corporation shall comply with the securities legislation applicable to it in order that the Corporation continue as a reporting issuer, or analogous entity, not in default of any requirements of such legislation.

     (c) The Corporation shall do or cause to be done all things necessary to preserve and maintain its corporate existence.

11.  ADJUSTMENT  TO  EXERCISE  PRICE
     -------------------------------

The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

     (1)   If  and whenever at any time after the date hereof the Corporation:

          (a) issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend;

          (b) makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

          (c) subdivides its outstanding Common Shares into a greater number of shares; or

          (d) consolidates its outstanding Common Shares into a small number of shares;

          (any of such events being called a "Common Share Reorganization"), then the Exercise Price will be adjusted effective immediately after the effective date or record date for the happening of a Common Share

          Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

     (2) If and whenever, at any time after the date hereof, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Share, where:

          (a) the right to subscribe for or purchase Common Shares or the right to exchange securities for or convert securities into Common Shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 11 called the "Rights Period"); and

          (b) the cost per Common Share during the Rights Period (inclusive of any cost of acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) (in this Section 11 called the "Per Share Cost") is less than 95% of the Current Market Price of the Common Shares on the record date;

          (any of such events being called a "Rights Offering"), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

               (i)     the  numerator  of  which  is  the  aggregate  of:

                    A. the number of Common Shares outstanding as of the record date for the Rights Offering; and

                    B. a number determined by dividing the product of the Per Share Cost and:

                         (I) where the event giving rise to the application of this subsection 11(2)was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period; or

                         (II) where  the event giving rise to the application of
                              this subsection 11(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

               (ii)  the  denominator  of  which  is:

                    A. in the case described in subparagraph 11(2)(i)(B)(I), the number of Common Shares outstanding; or

                    B. in the case described in subparagraph 11(2)(i)(B)(II), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 11(2)(i)(B)(II) had been issued, as at the end of the Rights Period.

          Any Common Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computations.

          If by the terms of the rights, options or warrants referred to in this
          Section 11, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

               (i) the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants; and

               (ii) the  average  purchase,  conversion  or  exchange  price per
                    Common Share, as the case may be, if the applicable price is determined by reference to that number of Common Shares acquired.

          To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 11 as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 11, the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration and will be further readjusted in such manner upon expiration of any further such right.

          If the Holder has exercised this Warrant in accordance herewith during the period beginning after the record date for a Rights Offering and ending on the last day of the Rights Period thereunder, the Holder will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Common Shares received upon the exercise of this Warrant during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection provided that the provisions of Section 7 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within ten Business Days following the end of the Rights Period.

     (3) If and whenever at any time after the date hereof, the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all of its Common Shares of:

               (i) shares of the Corporation of any class other than Common Shares;

               (ii) rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the Corporation;

               (iii) evidence  of  indebtedness;  or

               (iv)  any  property  or  other  assets,

          and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution"), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

               (i)  the  numerator  of  which  is:

                    A. the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

                    B. the aggregate fair market value (as determined by action of the auditors of the Corporation) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

               (ii) the  denominator  of  which  is  the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

          Any Common Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as such terms are defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

     (4) If and whenever at any time after the date hereof there is a Common Share Reorganization, a Rights Offering, a Special Distribution, a reclassification of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), the Holder, upon exercising this Warrant after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was therefore entitled upon exercise of this Warrant. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this
          Section 11 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 11 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Warrant approved by action of the directors of the Corporation and will for all purposes be conclusively deemed to be an appropriate adjustment.

     (5) If at any time after the date hereof and prior to the Expiry Time any adjustment in the Exercise Price shall occur as a result of:

          (a)  an  event  referred  to  in  subsection  11(1);


          (b) the fixing by the Corporation of a record date for an event referred to in subsection 11(2); or

          (c) the fixing by the Corporation of a record date for an event referred to in subsection 11(3) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Common Shares of (A) Equity Shares, or (B) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than the Current Market Price on such record date, or (C) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than the Current Market Price on such record date, then the number of Common Shares purchasable upon the subsequent exercise of this Warrant shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent any adjustment in subscription rights occurs pursuant to this subsection 11(5) as a result of a distribution of exchangeable or convertible securities other than Equity Shares referred to in subsection 11(1) or as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in subsection 11(2), the number of Common Shares purchasable upon exercise of this Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares actually issued and remaining issuable immediately after such expiration and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this subsection 11(5) as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities other than Equity Shares or rights, options or warrants referred to in subsection 11(3), the number of Common Shares purchasable upon exercise of this Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this subsection 11(5) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection 11(5) on the basis of the number of Equity Shares issued and remaining issuable immediately after such expiration and shall be further readjusted in such manner upon expiration of any further such right.

12.  RULES  REGARDING  CALCULATION  OF  ADJUSTMENT  OF  EXERCISE  PRICE
     ------------------------------------------------------------------

     The following rules and procedures shall be applicable to adjustments made pursuant to Section 11 herein:

     (1) The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

     (2) No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price, provided however, that any adjustment which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

     (3) No adjustment in the Exercise Price will be made in respect of any event described in Section 11, other than the events referred to in clauses 11(1)(c) and (d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event. Any participation by a holder pursuant to this
          Section 12(3) is subject to the prior approval of the Toronto Stock Exchange.

     (4) No adjustment in the Exercise Price will be made under Section 11 in respect of the issue from time to time of Common Shares issuable from time to time as dividends paid in the ordinary course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend and any such issue will be deemed not to be a Common Share Reorganization.

     (5) If at any time a dispute arises with respect to adjustments provided for in Section 11, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and any such determination, absent manifest error, will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation.

     (6) In case the Corporation, after the date of issue of this Warrant, takes any action affecting the Common Shares, other than an action described in Section 11, which in the opinion of the directors of the Corporation, acting reasonably, would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the Toronto Stock Exchange. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

     (7) If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan or pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

     (8) In the absence of a resolution of the directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

     (9) As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

     (10) The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

     (11) The Corporation covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in subsection 11(1), (2) or (3) (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Exercise Price and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event, provided that the Corporation is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. In case any adjustment for which a notice in this subsection has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable, deliver to the Holder, a certificate providing the calculation of such adjustment. Such notice shall be given not less than 21 days prior to each such applicable record date or effective date.

     (12) Any adjustment to the Exercise Price under the terms of this Warrant shall be subject to the prior approval of the Toronto Stock Exchange.

13.  CONSOLIDATION  AND  AMALGAMATION
     --------------------------------

     (1) The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Corporation, are necessary or advisable to establish that upon the consummation of such transaction:

               (i) the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant; and

               (ii) the  Warrant  will  be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all of the rights of the Holder under this Warrant.

     (2) Whenever the conditions of subsection 13(1) shall have been duly observed and performed, the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.  REPRESENTATIONS  AND  WARRANTIES
     --------------------------------

The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

15.     IF  SHARE  TRANSFER  BOOKS  CLOSED
        ----------------------------------

The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed prior to any meeting of shareholders, for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five Business Days after the date of the re-opening of said share transfer books. Any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books have been re-opened.

16.  STOLEN,  LOST,  MUTILATED  OR  DESTROYED  CERTIFICATE
     -----------------------------------------------------

If the certificate evidencing the Warrants issued hereby is stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may reasonably impose, issue and countersign a new warrant of like denomination, tenor and date as the certificate so stolen, lost, mutilated or destroyed.

17.  GOVERNING  LAW
     --------------

This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

18.  SEVERABILITY
     ------------

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

     (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

     (b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

19.  HEADINGS
     --------

The headings of the articles, sections, subsections and clauses of this Warrant have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

20.  WARRANTS  RANK  PARI  PASSU
     ---------------------------

All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

21.  NUMBERING  OF  ARTICLES,  ETC.
     ------------------------------

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant.

22.  NUMBER  AND  GENDER
     -------------------

Whenever used in this Warrant, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

23.  DAY  NOT  A  BUSINESS  DAY
     --------------------------

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day then such action shall be required to be taken on or before the requisite time on the next day that is a Business Day.

24.  TSX  APPROVAL
     -------------

Notwithstanding anything to the contrary in this Warrant, no supplement or amendment to the terms of this Warrant may be made without the prior written approval of the Toronto Stock Exchange.

25.  BINDING  EFFECT
     ---------------

This Warrant and all of its provisions shall enure to the benefit of the Holder and his, her or its heirs, successors, administrators, personal representatives and assigns and shall be binding upon the Corporation and its successors and assigns.

26.  NOTICE
     ------

Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

     (a)  if  to  the  Holder:

          to  the  address  on  the  face  page  hereof

     (b)  if  to  the  Corporation:

          Apollo  Gold  Corporation
          c/o Fogler, Rubinoff LLP, Suite 4400, P.O. Box 95, Royal Trust Tower, TD Centre, Toronto, Ontario, Canada M5K 1G8

          Attention:  Mr. Michael Hobart

          Telephone  No.  (416) 941-8856
          Facsimile  No.  (416) 941-8852

Notice so mailed shall be deemed to have been given on the third Business Day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notices transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

27.  TIME  OF  ESSENCE
     -----------------

Time shall be of the essence hereof.

28.  LEGENDS
     -------

The Holder acknowledges that appropriate legends, as follows, will be placed upon all certificates representing any securities issued on the exchange, assignment or exercise of the Warrants represented by this certificate until, in the case of the legend (the "Canadian Legend") required under applicable requirements of Canadian securities laws, the hold period expires for the Warrants so represented hereby and, in the case of the legend (the "U.S. Legend") required under the U.S. Securities Act of 1933 or applicable state securities laws, such time as it is no longer required under applicable requirements thereof:

CANADIAN  LEGEND

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE APRIL 24, 2003."

U.S.  LEGEND

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER U.S. SECURITIES LAWS.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, ANY OTHER SECURITIES COMMISSION OR REGULATORY AUTHORITY AND MAY ONLY BE TRANSFERRED OR RESOLD IN COMPLIANCE WITH THE SECURITIES LAWS APPLICABLE IN THE JURISDICTION IN WHICH SUCH TRANSFER OR RESALE IS TO BE EFFECTED."

In addition the Holder acknowledges that the following legend will be placed upon all certificates representing any securities issued on the exercise of the Warrants represented by this certificate until such time as it is no longer required under the U.S. Securities Act of 1933 or applicable state securities laws.

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

           ***THE REST OF THIS PAGE HAS BEEN INTENTIONALLY DELETED***

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer as of the 23 day of December, 2002.
                                                ----

APOLLO  GOLD  CORPORATION



Per: /s/
     -------------------------
     Authorized Signatory

                                  SCHEDULE "A"
                                  ------------

                                SUBSCRIPTION FORM
                                -----------------

TO:     APOLLO  GOLD  CORPORATION
        c/o Fogler, Rubinoff LLP, Suite 4400, P.O. Box 95, Royal Trust Tower, TD Centre, Toronto, Ontario, Canada M5K 1G8

The undersigned holder of the within Warrant certificate hereby irrevocably subscribes for ___________________________ common shares (the "Common Shares") of Apollo Gold Corporation (the "Corporation") pursuant to the within Warrant certificate at the Exercise Price per share specified in the said Warrant certificate and encloses herewith cash or a certified cheque, money order or bank draft payable to or to the order of the Corporation in the aggregate amount of Cdn.$______________ in payment of the subscription price therefor.

The undersigned certifies as follows (check one):

A     [   ]    The  undersigned  is  not  a "U.S. person", within the meaning of
               Regulation  S  under  the U.S. Securities Act of 1933, as amended
               (the "U.S. Securities Act"), and is not exercising this Warrant on behalf of any U.S. person.

B     [   ]    The  undersigned  is  an  "accredited  investor", as such term is defined in Rule 501(a) of the U.S. Securities Act, exercising this Warrant for its own account or the account of an institutional "accredited investor" over which it exercises sole investment discretion.

               By checking box B above, the undersigned represents that it has had access to such current public information concerning the Corporation as it considered necessary in connection with its investment decision and understands that the Common Shares have not been and will not be registered under the U.S. Securities Act and agrees that it will only resell the Common Shares issuable upon exercise hereof (i) to the Corporation, (ii) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, (iii) in accordance with an exemption from registration under the U.S. Securities Act provided by Rule 144 or 144A, if available, and in compliance with applicable local laws and regulations or (iv) in a transaction that does not otherwise require registration under the U.S. Securities Act or any applicable state securities laws if an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, has been provided to the Corporation to that effect. If box B above is checked, the Common Shares issuable upon exercise hereof will bear a legend to the foregoing effect which may be removed by providing a declaration to the registrar and transfer agent for the Common Shares to the effect that such Common Shares have been sold in accordance with Rule 904 of Regulation S under the U.S. Securities Act.

 * Unless box B above has been checked, warrants may not be exercised within the United States or by or on behalf of any "U.S. person", within the meaning of Regulation S under the U.S. Securities Act and no Common Shares will be issued to any person who has set out an address in the United States nor shall any certificates representing Common Shares be delivered to any U.S. address.

DATED this ____ day of _____________________, 200_.

The undersigned hereby directs that the said Common Shares be issued and registered as follows:


Name:          ____________________________________

Address:       ____________________________________

               ____________________________________


Signature:     ____________________________________



          Please check box if these Common Share certificates are to be delivered at the office where this Warrant certificate is surrendered, failing which the Common Share certificates will be mailed to the subscriber at the address set out above.

          If any Warrants represented by this certificate are not being exercised, a new Warrant certificate will be issued and delivered to the holder with the Common Share certificates.

                                  SCHEDULE "B"
                                  ------------

                              WARRANT TRANSFER FORM
                              ---------------------

TO:     APOLLO  GOLD  CORPORATION
        c/o Fogler, Rubinoff LLP, Suite 4400, P.O. Box 95, Royal Trust Tower, TD Centre, Toronto, Ontario, Canada M5K 1G8

                            CERTIFICATE OF TRANSFEROR

The undersigned holder of the within Warrant certificate hereby sells, assigns and transfers to ______________________________ [NAME OF TRANSFEREE],
_______________ [NUMBER OF WARRANTS] Warrants of Apollo Gold Corporation (the "CORPORATION") registered in the name of the undersigned on the records of the Corporation represented by the attached Warrant certificate and irrevocably appoints ____________________ , the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

           DATED the _____ day of _____________ , 200__.


___________________________                 _______________________________
Signature  Guaranteed                       Signature  of  Transferor

                            CERTIFICATE OF TRANSFEREE

The undersigned certifies as follows [check one]:

A     [   ]    The  undersigned  hereby certifies that the undersigned is not in the United States, is not acquiring the Warrants for the account or benefit of a person in the United States, was not offered the Warrants in the United States and was not in the United States when it agreed to acquire the Warrants.

B     [   ]    submits  herewith  evidence  that the transfer of Warrants to the undersigned does not require registration under the United States
               Securities Act of 1933, as amended, or any applicable state securities laws, it being understood that such evidence must be satisfactory in form and substance to the Corporation.

DATED the ___________ day of ___________________ , 200______.


                                            ____________________________________
                                            Signature  of  Transferee

Instructions:

a. Signature of the Holder must be the signature of the person whose name appears on the face of this Warrant certificate.

b. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

c. Warrants shall only be transferable in accordance with applicable laws and are subject to the terms and conditions contained in the certificate to which this Warrant Transfer Form is scheduled.

d. The signature of the Transferor on this Warrant Transfer Form must be guaranteed by a Canadian chartered bank, Canadian trust company, or a member of a recognized Medallion Guarantee program. The guarantor, in the case of a bank or trust company, must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".